
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         SEP-30-1996
<CASH>                                               205,985
<SECURITIES>                                         1,478,180
<RECEIVABLES>                                        51,941
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     352,170<F1>
<PP&E>                                               5,500,369
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       20,390,558<F2>
<CURRENT-LIABILITIES>                                493,809
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           14,701,077
<TOTAL-LIABILITY-AND-EQUITY>                         20,390,558<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     441,298<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     659,024<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   248,656
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,023,625)<F6>
<EPS-PRIMARY>                                        (33.39)
<EPS-DILUTED>                                        000

<F1>Included  in Current  Assets:  Tenant  security  deposits  $29,654 and Other current  assets  $322,516.
<F2>Included  in Total Assets:  Investments  in Local Limited Partnerships
$12,409,666, Replacement reserves $82,528, Mortgage escrow deposits $49,050 and Deferred fees, net $260,669.
<F3>Included  in  Total Liabilities  and Equity:  $5,100,297 of long-term debt and Minority  interest in Local Limited Partnerships $95,375.
<F4>Total Revenue includes: Rental $368,969, Investment  $54,442 and
Other $17,887.
<F5>Included  in Other  Expenses:  Asset Management  fees  $135,336,   General
and  Administrative  $114,226,   Property Management fees $19,728, Rental
operations, exclusive of depreciation $170,970, Depreciation $145,303 and Amortization $73,461.
<F6>Net loss reflects: Equity in losses of Local Limited Partnerships of
$1,559,334 and minority interest in loss of Local Limited Partnership $2,091.

